                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report on Security Capital Group Incorporated dated March 23, 2000 and our reports on ProLogis Trust dated March 21, 2000 into Security Capital Group Incorporated's previously filed Registration Statements File Nos. 333-38521, 333-38523, 333-38525, 333-38527, 333-38531, 333-38533, 333-38537, 333-38539,
333-48167, 333-61395, 333-61401 and 333-64979.



                                                      ARTHUR ANDERSEN LLP



Chicago, Illinois
March 23, 2000